POWER OF ATTORNEY

The undersigned, being a person required to file a statement under seciton 16(1) of the Securities Act of 1934 (the "1934 Act") and/or Section 30(f) of the Investment Company Act of 1940 (the "1940 Act") with respect to The High Yield Income Fund, Inc., a Maryland corporation, does hereby appoint Deborah A. Docs, Robert F. Gunia, Marguerite E.H. Morrison and Grace Torres and each of them, as his attorney-in-fact to execute and deliver statements on Form 3, Form 4, and Form 5 as required by the 1934 Act and 1940 Act necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in -fact has taken or may take in reliance hereon.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 4th day of December, 2003.


Clay T. Whitehead
Clay T. Whitehead


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